                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 BioSepra Inc.
                (Name of Registrant as Specified In Its Charter)

                                 BioSepra Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                 BIOSEPRA INC.
                                111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 14, 1997

     The 1997 Annual Meeting of Stockholders of BioSepra Inc. (the "Company") will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Wednesday, May 14, 1997 at 10:30 a.m., local time, to consider and act upon the following matters:

     1. To set the number of directors at eight and to elect eight directors to serve until the next Annual Meeting of Stockholders.

     2. To approve the Company's 1997 Employee Stock Purchase Plan.

     3. To approve the Company's 1997 Stock Incentive Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 1, 1997 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          ROBERT F. SCUMACI, Secretary
Marlborough, Massachusetts
April 11, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                 BIOSEPRA INC.
                                111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752

          PROXY STATEMENT FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 14, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioSepra Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on May 14, 1997 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

     The Company's Annual Report for the year ended December 31, 1996 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 11, 1997.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST OF THE DIRECTOR OF FINANCE, BIOSEPRA INC., 111 LOCKE DRIVE, MARLBOROUGH, MASSACHUSETTS 01752.

VOTING SECURITIES AND VOTES REQUIRED

     On April 1, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 8,415,936 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

     Under the Company's Bylaws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of each of the other matters to be voted upon.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of directors, the approval of the 1997 Employee Stock Purchase Plan and the approval of the 1997 Stock Incentive Plan, have no effect on the voting of such matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 31, 1997 or such later date as is noted, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director; (iii) each executive officer named below in the Summary Compensation Table under the heading "Compensation of Executive Officers" and (iv) all directors and executive officers of the Company as a group.

     The number of shares of Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                   SHARES OF
                                                                  COMMON STOCK    PERCENTAGE OF
                                                                  BENEFICIALLY     COMMON STOCK
NAME AND ADDRESS                                                     OWNED         OUTSTANDING
----------------                                                  ------------    -------------
Sepracor Inc....................................................    5,369,788        63.8%
  111 Locke Drive
  Marlborough, MA 01752
Tudor Investment Corporation(1).................................      849,000        10.1
  One Liberty Plaza (51st Floor)
  New York, NY 10006
Timothy J. Barberich(2).........................................       26,000         *
Jean-Marie Vogel(3).............................................       95,100        1.1
William E. Rich, Ph.D.(4).......................................       30,680         *
William M. Cousins, Jr.(4)......................................        7,000         *
Alexander M. Klibanov, Ph.D.(4).................................       10,500         *
Riccardo Pigliucci(4)...........................................        4,000         *
Paul A. Looney(4)...............................................        7,000         *
David P. Southwell..............................................            0         *
Egisto Boschetti, Ph.D.(4)......................................       36,000         *
James A. Prendergast............................................            0         *
Therese Bourdy(4)...............................................        3,400         *
Gary G. Gaudet(5)...............................................        6,290         *
All directors and executive officers as a group (12
  persons)(6)...................................................      225,970        2.6

---------------
 *  Represents holdings of less than one percent.

(1) Based on information furnished to the Company on March 14, 1997.

(2) Includes 24,000 shares of Common Stock which Mr. Barberich has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding stock options.

(3) Includes 80,100 shares of Common Stock which Mr. Vogel has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding stock options.

(4) Represents shares of Common Stock which each such person has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding stock options.

(5) Includes 4,100 shares of Common Stock which Mr. Gaudet has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding stock options.

(6) Includes an aggregate of 206,780 shares of Common Stock which all executive officers and directors have the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding stock options.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the eight nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions the persons named as proxies will vote to elect as directors the director nominees named below, each of whom is currently a member of the Board of Directors of the Company.

     Each director will be elected to hold office until the 1998 Annual Meeting of Stockholders and until his successor is duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

     There are no family relationships between or among any officers or directors of the Company.

     Set forth below are the name and age of each member of the Board of Directors, and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 1997, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

                             NOMINEES FOR DIRECTOR

     TIMOTHY J. BARBERICH, age 49, has served as a director of the Company since its organization in 1993. Mr. Barberich was a founder of Sepracor Inc. ("Sepracor"), an emerging pharmaceutical company, and has served as President, Chief Executive Officer and a director of Sepracor since January 1984. Sepracor owns approximately 64% of the outstanding Common Stock of the Company. Mr. Barberich also serves as a director of HemaSure Inc., a publicly-traded company of which Sepracor owns approximately 37% of the outstanding common stock ("HemaSure").

     WILLIAM M. COUSINS, JR., age 72, has served as a director of the Company since January 1994. Since 1965, Mr. Cousins has served as the President of William M. Cousins, Jr., Inc., a management consulting firm. Mr. Cousins is a member of the Board of Directors of Alba Waldensian, Inc. and Wellco Enterprises, Inc.

     ALEXANDER M. KLIBANOV, PH.D., age 47, has served as a director of the Company since January 1994. Since July 1979, Dr. Klibanov has been a faculty member of the Massachusetts Institute of Technology where he is currently Professor of Chemistry and a member of the Biotechnology Process Engineering Center.

     PAUL A. LOONEY, age 57, has served as a director of the Company since January 1994. From 1984 to 1995, Mr. Looney served as President and Chief Executive Officer of Corning Costar Corporation, a life science products company and a wholly-owned subsidiary of Corning, Inc.

     RICCARDO PIGLIUCCI, age 50, has served as a director of the Company since August 1995. From January 1966 to April 1995, Mr. Pigliucci served in a number of capacities at Perkin-Elmer Corporation, a global life sciences instrumentation company, most recently as President and Chief Operating Officer. Since February 1996, Mr. Pigliucci has served as Chief Executive Officer of Life Sciences International P.L.C. Since June 1995, Mr. Pigliucci has served as the Chairman of Topometrix Corporation.

     WILLIAM E. RICH, PH.D., age 52, has served as a director of the Company since its organization in December 1993. Since September 1994, Dr. Rich has served as President and Chief Executive Officer of Ciphergen Biosystems, Inc., a biotechnology company. From January 1994 to September 1994, Dr. Rich served as President and Chief Executive Office of the Company. From September 1991 to January 1994, Dr. Rich served as Senior Vice President and General Manager, Bioseparations of Sepracor. From 1975 to 1990, Dr. Rich served in a number of executive capacities at Dionex Corporation, a research chromatography company of which he was a co-founder.

     DAVID P. SOUTHWELL, age 36, has served as a director of the Company since January 1997. He has served as Executive Vice President, Chief Financial Officer of Sepracor since October 1995 and served as Senior Vice President and Chief Financial Officer of Sepracor from July 1994 to October 1995. From August 1988 until July 1994, Mr. Southwell was associated with Lehman Brothers, a securities firm in various positions with the investment banking division, including in the position of Vice President.

     JEAN-MARIE VOGEL, age 46, has served as President, Chief Executive Officer and a director of the Company since September 1994. From January 1994 to September 1994, Mr. Vogel served as Executive Vice President and Chief Operating Officer of the Company. From 1992 to 1993, Mr. Vogel served as President of the European Operations of Cuno, Inc., a supplier of filtration processes, equipment and devices used in the production of biological drugs and food products. From 1977 to 1992, Mr. Vogel served in various capacities with Millipore Corporation ("Millipore"), a manufacturer of membrane filtration-based products, in its international operations with experience in Asia, Latin America, the former Soviet Union, the Middle East and Australia, including as Vice President and General Manager of Millipore's Asian operations. Mr. Vogel is a French citizen.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held one meeting in 1996. The members of the Audit Committee are Messrs. Cousins and Looney.

     The Company also has a standing Compensation Committee of the Board of Directors, which is responsible for determining the compensation of, and establishing compensation policies for, the executive officers of the Company. The Compensation Committee held one meeting during 1996. The members of the Compensation Committee are Messrs. Cousins and Looney. See "Report of the Compensation Committee" below.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors held four meetings during 1996. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.

COMPENSATION FOR DIRECTORS

     Directors who are neither officers nor employees of the Company or of any affiliate of the Company (the "Outside Directors") receive $1,000 for each meeting of the Board they attend and are entitled to participate in the Company's 1994 Director Option Plan (the "Director Option Plan"), as further described below. Directors who are officers or employees of the Company or of any affiliate of the Company do not receive compensation for attendance at meetings. On January 5, 1994, options to purchase an aggregate of 70,000 shares of Common Stock at an exercise price of $2.00 per share were granted under the Director Option Plan to the following directors: Mr. Barberich, 40,000 shares and Mr. Cousins, Mr. Looney and Dr. Klibanov, 10,000 shares each. On May 17, 1995, options to purchase an aggregate of 8,000 shares of Common Stock at an exercise price of $3.375 per share were granted under the Director Option Plan to the following directors: Mr. Cousins, Mr. Looney, Dr. Klibanov and Dr. Rich. On August 15, 1995, options to purchase 10,000 shares of Common Stock at an exercise price of $6.125 were granted to Mr. Pigliucci, and on January 20, 1997, options to purchase 10,000 shares of Common Stock at an exercise price of $2.875 per share were granted to Mr. Southwell, in connection with their respective elections to the Board of Directors. On May 15, 1996, options to purchase an aggregate of 12,000 shares of Common Stock at an exercise price of $5.375 per share were granted under the Director Option Plan to the following directors:
Mr. Barberich, Mr. Cousins, Mr. Looney, Dr. Klibanov, Mr. Pigliucci and Dr.
Rich.

     In addition, on January 20, 1997, options to purchase 10,000 shares of Common Stock, at an exercise price of $2.875 per share (the fair market value on the date of grant) were granted pursuant to the Company's 1994 Stock Option Plan to each of Messrs. Looney and Cousins in consideration for their services as members of the Audit and Compensation Committees of the Board of Directors.

     Summary of the Director Option Plan. Under the Director Option Plan, options to purchase 10,000 shares of Common Stock are granted to each Director who is not an employee of the Company or any subsidiary of the Company (an "Eligible Director"), except for Mr. Barberich who was granted options to purchase 40,000 shares of Common Stock upon his initial election as a director (the "Initial Options"), and options to purchase 2,000 shares of Common Stock are granted upon the dates on which the Eligible Director is subsequently reelected to the Board (the "Reelection Options"). A total of 150,000 shares of Common Stock may be issued under the Director Option Plan, subject to adjustments as provided therein.

     Each Initial Option granted to a director under the Director Option Plan will vest in five equal annual installments beginning on the first anniversary of the date of grant, and Reelection Options granted under the Director Option Plan will vest in two equal annual installments beginning on the first anniversary of the date of grant. The exercise price per share will equal the fair market value of a share of Common Stock on the date on which the option is granted, except the exercise price per share is $2.00 for any Initial Options granted prior to January 15, 1994. The exercise price must be paid in cash. Options granted under the Director Option Plan are not transferable by the optionholder except by will or by the laws of descent and distribution and are exercisable during the lifetime of the director only while he or she is serving as a director of the Company or within 90 days after he or she ceases to serve as a director of the Company. No option is exercisable more than ten years from the date of grant. If a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a one year period thereafter.

     The Board of Directors may suspend or discontinue the Director Option Plan or amend it in any respect; provided, however, that without the approval of the stockholders, no amendment may change the number of shares subject to the Director Option Plan, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Director Option Plan. In the event of a Change of Control (as defined in the Director Option Plan) any outstanding options shall become immediately exercisable.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company's President and Chief Executive Officer and the Company's other executive officers whose total annual salary and bonus for 1996 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                                   ANNUAL COMPENSATION         SECURITIES     ALL OTHER
                                              -----------------------------    UNDERLYING    COMPENSATION
        NAME AND PRINCIPAL POSITION           YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)       ($)(1)
        ---------------------------           ----   ----------   ---------   ------------   ------------
Jean-Marie Vogel............................  1996    $ 163,803    $65,000             0        $1,251
  President and                               1995      156,744     50,000           500           985
  Chief Executive Officer                     1994      150,000     50,000       260,000           306

Egisto Boschetti, Ph.D. ....................  1996    $ 133,213    $21,575        10,000        $3,992
  Executive Vice President and                1995      134,271     73,186             0         4,012
  Chief Scientific Officer                    1994      127,008     20,446        65,000             0

Therese Bourdy(2)...........................  1996    $ 102,022    $17,854        25,000        $1,812
  Vice President of Media                     1995       40,599      9,053        17,000             0
  Operations                                  1994           --         --            --            --

Gary G. Gaudet(3)...........................  1996    $ 100,739    $20,300             0        $  727
  Vice President of Sales and                 1995       82,475     18,400        20,500           280
  Marketing                                   1994           --         --            --            --

---------------
(1) Represents the taxable portion of group life insurance, retirement and other benefits paid by the Company.
(2) Ms. Bourdy became an employee of the Company in August 1995.
(3) Mr. Gaudet became an employee of the Company in January 1995.

     Option Grant Table. The following table sets forth certain information regarding options granted during the year ended December 31, 1996 by the Company to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS                                               POTENTIAL
                             -----------------------                                            REALIZABLE
                                          PERCENT OF                MARKET                   VALUE AT ASSUMED
                             NUMBER OF      TOTAL                  PRICE OF                  ANNUAL RATES OF
                             SECURITIES    OPTIONS                SECURITIES                   STOCK PRICE
                             UNDERLYING   GRANTED TO   EXERCISE   UNDERLYING                 APPRECIATION FOR
                              OPTIONS     EMPLOYEES    OR BASE     OPTIONS                    OPTION TERM(2)
                              GRANTED     IN FISCAL     PRICE      ON GRANT    EXPIRATION   ------------------
           NAME                (#)(1)      YEAR (%)     (#/SH)     DATE ($)       DATE      5% ($)    10% ($)
           ----              ----------   ----------   --------   ----------   ----------   -------   --------
Jean-Marie Vogel...........         0           0%      $    0      $    0       --/--/--   $    --   $     --
Egisto Boschetti, Ph.D. ...    10,000         4.8%        2.75        2.75       12/11/06    17,294     43,828
Therese Bourdy.............    25,000        12.0%        2.75        2.75       12/11/06    43,237    109,570
Gary G. Gaudet.............         0           0%           0           0       --/--/--        --         --

---------------
(1) Options vest in five equal annual installments beginning on the first anniversary of the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock on the date on which options were exercised.

    Year-End Option Table. The following table sets forth certain information regarding stock options exercised during the year ended December 31, 1996 and stock options held as of December 31, 1996 by the Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             YEAR-END OPTION VALUES






                                                          NUMBER OF
                                                         SECURITIES             VALUE OF
                                                         UNDERLYING            UNEXERCISED
                                                         UNEXERCISED          IN-THE-MONEY
                                                      OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                                        YEAR-END (#)         YEAR-END ($)(1)
                                                      -----------------     -----------------
                                                        EXERCISABLE/          EXERCISABLE/
                                                        UNEXERCISABLE         UNEXERCISABLE
                                                      -----------------     -----------------
        Jean-Marie Vogel............................     56,100/204,400        $18,000/27,000
        Egisto Boschetti, Ph.D......................     26,000/ 49,000          7,500/11,250
        Therese Bourdy..............................      3,400/ 38,600              0/     0
        Gary G. Gaudet..............................      4,100/ 16,400              0/     0

---------------
(1) Value is based on the closing sales price of the Company's Common Stock on the Nasdaq Stock Market on December 31, 1996 ($2.375), the last trading day of the Company's 1996 fiscal year, less the applicable option exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by all officers of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that during fiscal 1996 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company, which is currently comprised of two non-employee directors, William M. Cousins, Jr. and Paul A. Looney, is responsible for determining the compensation package of each executive officer. The Compensation Committee sets the compensation for executive officers and establishes compensation policies for the Company's Chief Executive Officer and the other executive officers of the Company, including the Named Executive Officers.

     The Company's executive compensation program is designed to promote the achievement of the Company's business goals, and, thereby, to maximize corporate performance and stockholder returns. Executive compensation consists of a combination of base salary, bonuses and stock-based incentives. The Compensation Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

     Compensation Philosophy

     The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

     - COMPETITIVE AND FAIR COMPENSATION

     The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

     - SUSTAINED PERFORMANCE

     Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and commercial introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

     In evaluating each executive officer's performance, the Company generally conforms to the following process:

     - Company and individual goals and objectives generally are set at the beginning of the performance cycle.

     - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

     - The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

     - The comparative results, combined with comparative compensation practices of other companies in the industry, is then used to determine salary and stock compensation levels.

     Annual compensation for the Company's executives generally consists of three elements-salary, cash bonuses and stock options.

     The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries and payment of bonus awards is based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology and products, timely development and commercial introduction of new products or processes, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

     Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. All stock options granted to executive officers in 1996 were granted at fair market value on the date of grant. During 1996, all current executive officers received options to purchase an aggregate of 35,000 shares of Common Stock, at a weighted average exercise price of $2.75 per share.

     Executive officers are also eligible to participate in the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the new statute to mitigate any disallowance of deductions.

     Mr. Vogel's 1996 Compensation

     Mr. Vogel is eligible to participate in the same executive compensation plans available to the other executives officers of the Company. The Compensation Committee believes that Mr. Vogel's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

     Mr. Vogel's salary for 1996 increased to $163,803 from $156,744 in 1995. Mr. Vogel received bonus compensation of $65,000 based upon his performance and accomplishments during 1996, which included significant improvement of the financial performance of the Company, articulation of a long-term product and business strategy, development of BioSepra's management team, completion by the Company of all milestones set forth in the agreement with Beckman Instruments, Inc., the launch and implementation of a quality instrument manufacturing operation, the launch and implementation of a new media process development program and the obtainment of new major customer orders for the Company's proprietary HyperD media.

                                          Compensation Committee

                                          William M. Cousins, Jr.
                                          Paul A. Looney

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Cousins and Looney. Neither member of the Compensation Committee was at any time during 1996, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

     No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from March 25, 1994 through December 31, 1996 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) the Hambrecht & Quist Biotechnology Index ("H&Q Biotechnology Index") (assuming the investment of $100 in the Company's Common Stock (at the initial public offering price), the Nasdaq Composite Index and the H&Q Biotechnology Index on March 25, 1994 and reinvestment of all dividends). Measurement points are on March 25, 1994 and the last trading day of the years ended December 31, 1994, December 31, 1995 and December 31, 1996. Prior to March 25, 1994, the Company's Common Stock was not registered under the Exchange Act.

               [Chart depicting comparative stock performance]


                                                                                   H & Q
        Measurement Period                               NASDAQ Composite      Biotechnology
      (Fiscal Year Covered)            BioSepra Inc.           Index               Index
3/25/94                                  100.00              100.00              100.00
Dec-94                                    48.21               96.79              113.24
Dec-95                                    48.21              136.88              192.63
Dec-96                                    33.93              168.37              177.73

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was organized in December 1993 as a subsidiary of Sepracor. Effective January 1, 1994, Sepracor transferred its chromatography business including all of the outstanding shares of IBF, a subsidiary of BioSepra, to the Company in exchange for 4,000,000 shares of Common Stock. As more fully described below, in June 1996, Sepracor converted the outstanding principal and interest of a loan to BioSepra into an aggregate of 1,369,788 shares of BioSepra's Common Stock. Sepracor owns approximately 64% of the Company's Common Stock. Under applicable provisions of the Delaware General Corporation Law, Sepracor has the ability, acting alone, to approve any action requiring approval of the holders of a majority of the outstanding shares of Common Stock. Mr. Barberich and Mr. Southwell, directors of the Company, are President and Chief Executive Officer and Executive Vice President and Chief Financial Officer of Sepracor, respectively.

     Technology Transfer and License Agreement. The Company and Sepracor entered into a Technology Transfer and License Agreement (the "Technology Transfer Agreement"), dated as of January 1, 1994, pursuant to which Sepracor transferred to the Company all technology owned or controlled by Sepracor, including trade secrets, patents and patent applications, that relates to and is used in researching, developing or manufacturing products in the "Company Field." The Company Field means generally the separation of biological molecules. Further, Sepracor has granted an exclusive license to the Company for any improvements to the transferred technology useful in the Company Field which are developed, or otherwise acquired, by Sepracor during the period beginning on the date of the Technology Transfer Agreement and terminating on the earlier of January 1, 1998 or the acquisition of Sepracor or the Company (the "Effective Period"). The Company has granted to Sepracor an exclusive license to the transferred technology for the development, manufacture, use or sale of any products within the field of chiral synthesis, chiral separations and the development, manufacture, use or sale of chiral drugs and chiral drug intermediates (the "Sepracor Field"), as well as a non-exclusive license to the transferred technology for the development, manufacture, use or sale of any products outside the Company Field. All licenses are royalty-free. Sepracor has also granted the Company a right of first refusal to any product which Sepracor proposes to sell, or license a third party to sell, during the Effective Period, for use within the Company Field.

     Cross License Agreement. The Company has entered into a Cross License Agreement (the "Cross License Agreement"), dated as of January 1, 1994 with HemaSure. Under the terms of the Cross License Agreement, HemaSure and the Company have each granted to the other a perpetual, royalty-free and non-exclusive right and license to technology and improvements owned or controlled by the licensing party for use in the HemaSure Field or the Company Field, respectively. The HemaSure Field comprises technology relating to the development, manufacture, use or sale of medical devices for the purification of blood, blood products or blood components and membrane filter design. The Cross License Agreement will terminate on the earlier of January 1, 1998 or the date that substantially all of the assets of either HemaSure or the Company have been acquired by a third party.

     Corporate Services Agreement. The Company and Sepracor entered into a Corporate Services Agreement dated as of January 1, 1994, which provides for a monthly fee to be paid by the Company for basic services, such as accounting, preparation of financial statements, human resources support services, data processing and laboratory support services provided by Sepracor. This fee was determined by estimating Sepracor's cost of the Company's expected usage of such basic services. The Company may purchase additional services from Sepracor for a fixed rate based on the number of hours spent by each Sepracor employee providing such services. For items with identifiable costs such as insurance coverage, Sepracor charges the Company based upon costs directly attributable to the Company. The Company believes that the charges under the Corporate Services Agreement are reasonable and that the terms of the Corporate Services Agreement are at least as favorable to the Company as the terms that could be obtained from an unaffiliated third party. The agreement had an initial term of one year and has been extended for three additional one-year terms. Sepracor retains the right to decline to provide any services which cause an unreasonable burden to Sepracor. The agreement permits the Company to terminate at any time following 60 days' notice to Sepracor, and automatically terminates six months after Sepracor's ownership percentage of the Company decreases to less than 50% of the Company's issued and outstanding shares. The aggregate payments made by the Company to Sepracor for basic services under the agreement were $197,000 in 1995, $208,000 in 1996 and are estimated to be approximately $208,000 in 1997.

     Sublease Agreement. Sepracor has entered into a Sublease Agreement with the Company under which Sepracor subleases a portion of its facility in Marlborough, Massachusetts to the Company. The amount payable to Sepracor under the Sublease Agreement is equal to Sepracor's rental costs under its lease allocable to the portion of the premises subleased to the Company plus a pro rata allocation of the estimated facility maintenance, utilities and other operating costs. The rental payment by the Company under this Agreement was approximately $77,000 in 1995, $72,000 in 1996, exclusive, in both years, of operating costs and is estimated to be approximately $75,000 in 1997.

     Pending Patent Litigation. The Company and Sepracor are defendants in three lawsuits brought by PerSeptive Biosystems, Inc. ("PerSeptive"), a competitor of the Company, in the United States District Court for the District of Massachusetts. In actions commenced in October 1993 and January 1995, PerSeptive has alleged that the Company's and Sepracor's manufacture and sale of HyperD chromatography media infringe four of PerSeptive's United States patents, three of which pertain to "perfusion" chromatography. PerSeptive is seeking unspecified monetary damages as well as injunctive relief. In a separate action, PerSeptive has alleged that certain statements made by Sepracor and BioSepra with respect to the performance of HyperD media, performance of PerSeptive's POROS media, and the internal structures of POROS and HyperD media, including statements made in BioSepra's Prospectus dated March 24, 1994, constitute false advertising. Two additional perfusion chromatography patents have been issued to PerSeptive. BioSepra and Sepracor have asserted a counterclaim charging PerSeptive with unfair competition. Sepracor has agreed to control the defense of the litigation, and Sepracor and BioSepra share equally in expenses, net of insurance payments. In addition, in the event of any settlement or judgment adverse to the Company, Sepracor has agreed to indemnify the Company from and against any damages that the Company is required to pay with respect to its manufacture, use or sale of HyperD media products occurring prior to March 24, 1994. On April 4, 1997, the District Court ordered entry of judgment in favor of the Company and Sepracor on PerSeptive's claims that they infringed the three "perfusion" chromatography patents because the Court held that the "perfusion" patents are unenforceable. As a result, PerSeptive's pending infringement claims which relate to "perfusion" patents against the Company will be dismissed. PerSeptive has stated that it will appeal this decision. If the District Court's opinion is upheld on appeal, the Company and Sepracor will have prevailed in the claims that they have infringed the three "perfusion" patents.

     Loan Agreement. On March 29, 1996, the Company issued a Convertible Subordinated Note due March 2000 (the "Note") to Sepracor providing for the borrowing by the Company from Sepracor of up to $5,500,000 (the "Loans") at an interest rate of 7%. The Loans, including any accrued interest thereon, were convertible into shares of the Company's Common Stock, $.01 par value ("Common Stock"), at the option of Sepracor at any time prior to repayment. On June 10, 1996, Sepracor converted the outstanding principal ($5,500,000), plus accrued interest ($47,639), of the Loans into an aggregate of 1,369,788 shares of the Company's Common Stock. As a result of the conversion of the Note, Sepracor's ownership of the Company's outstanding Common Stock increased from approximately 58% to approximately 64%.

     Promissory Note. In January 1996, the Company entered into a promissory note for $350,000, or so much of such sum as shall have been advanced by Sepracor. This amount is payable to Sepracor over sixty monthly installments and does not bear interest. The Company used the funds for leasehold improvements in its office space.

                                APPROVAL OF 1997
                          EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. Accordingly, on March 28, 1997, the Board of Directors adopted, subject to stockholder approval, the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan") covering 50,000 shares of the Company's Common Stock (subject to adjustment for any dividend, stock split or other similar change in the Company's capitalization).

GENERAL

     The Purchase Plan consists of four semi-annual offerings of 12,500 shares of Common Stock each. The offering periods shall be June 1 to the next succeeding November 30, and December 1 to the next succeeding May 31, beginning June 1, 1997. The number of shares available for any subsequent offering may be increased by the shares, if any, which were made available but not purchased during prior offerings under the Purchase Plan.

     During each offering, the maximum number of shares which may be purchased by an employee is determined on the first day of the offering period under a formula whereby 85% of the market value of a share of Common Stock on the first day of the offering period is divided into an amount equal to 6% of the employee's annualized regular salary. An employee may elect to have up to a maximum of 10% deducted from his or her regular salary for this purpose. The price at which the employee's option is exercised is the lower of (a) 85% of the closing price of the Common Stock as quoted on the Nasdaq Stock Market on the day that the offering commences, or (b) 85% of the closing price of the Common Stock as quoted on the Nasdaq Stock Market on the day that the offering terminates.

ELIGIBILITY

     With certain limited exceptions in the case of employees already holding a significant amount of Common Stock, each employee of the Company as of the date an offering commences and who ordinarily works 20 or more hours per week and more than five months per year is eligible to participate in the Purchase Plan. As of March 14, 1997, approximately 59 employees were eligible to participate in the Purchase Plan.

AMENDMENTS; ADMINISTRATION

     The Purchase Plan is administered by the Compensation Committee of the Board of Directors which is authorized to make rules and regulations for the administration and interpretation of the Purchase Plan. The Compensation Committee may amend the Purchase Plan at any time. However, no amendment shall be made without prior approval of the stockholders of the Company if such amendment would (a) materially increase the benefits accruing to participants under such Plan, (b) materially increase the number of shares which may be issued under such Plan, or (c) materially modify the requirements as to eligibility for participants under such Plan.

     Because option grants under the Purchase Plan will be at the election of each officer or employee, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by the Company at this time. Directors who are neither officers nor employees of the Company are not eligible to participate in the Purchase Plan. During 1996, all current executive officers purchased 1,682 shares of Common Stock, at a weighted average price of $2.866 per share (representing 85% of the fair market value), under the Company's 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan"). During 1996, all employees, excluding all current executive officers, purchased 12,812 shares of Common Stock, at a weighted average price of $3.272 per share (representing 85% of the fair market value on the first day or last day of the offering, whichever is lowest), under the 1995 Purchase Plan. During 1996, no current director of the Company purchased shares of Common Stock under the 1995 Purchase Plan.

FEDERAL TAX CONSEQUENCES

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code, which provides that the employee does not have to pay any federal income tax when such employee joins the Purchase Plan, or when an offering ends and such employee receive shares of the Company's Common Stock. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he sells the shares and the price he paid for them.

     If the employee has owned the shares for more than one year and disposes of them at least two years after the date an offering commenced, he will be taxed as described below. If the market price of the shares on the date they are sold is less than the price paid for shares under the Purchase Plan, the employee will incur a long-term capital loss in the amount equal to the price paid over the sale price. If the sale price is higher than the price paid under the Purchase Plan, such employee will have to recognize ordinary income in an amount equal to the lesser of (i) the market price of the shares on the date the offering commenced over the price paid; or (ii) the excess of the sale price over the price paid. Any further gain is treated as long-term capital gain. Except as set forth below, the Company will generally not be entitled to a tax deduction upon the purchase or sale of shares under the Purchase Plan. If the employee sells the shares before he has owned them for more than one year or before the expiration of a two-year period commencing on the date the offering period commenced, the employee will have to recognize ordinary income in the amount of the difference between the option price and the market price of the shares on the date of purchase and the Company will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss for the difference between the sale price and the market price on the date of purchase. The gain or loss will be long-term if the employee owned the shares for more than one year.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS BELIEVES THE PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                     APPROVAL OF 1997 STOCK INCENTIVE PLAN

     On March 28, 1997, the Board of Directors of the Company adopted, subject to stockholder approval, the 1997 Stock Incentive Plan (the "1997 Plan"). Up to 600,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1997 Plan.

     The 1997 Plan is intended to replace the Company's 1994 Stock Option Plan (the "1994 Plan"). As of March 14, 1997, options to purchase 914,500 shares of Common Stock were outstanding under the 1994 Plan and an additional 85,500 shares were reserved for future option grants. All outstanding options under the 1994 Plan will remain in effect, but no additional option grants will be made under the 1994 Plan.

     The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

DESCRIPTION OF AWARDS

     The 1997 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at some time in the future at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the

Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under
Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding 10% or more of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 1997 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1997 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum aggregate number of shares with respect to which an Award may be granted to any participant under the 1997 Plan may not exceed 300,000 shares during the term of the Plan.

     As of March 14, 1997, approximately 66 persons were eligible to receive Awards under the 1997 Plan, including the Company's five executive officers and seven non-employee directors. The granting of Awards under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On March 14, 1997, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $3.50.

ADMINISTRATION

     The 1997 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions of the 1997 Plan. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 1997 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based

Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Plan), the Board of Directors is authorized to provide for outstanding Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options, provided, however, that any outstanding Awards held by employees of the Company shall become immediately fully exercisable. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1997 Plan.

AMENDMENT OR TERMINATION

     No Award may be made under the 1997 Plan after March 28, 2007, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan, except that no outstanding Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

     Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

     Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 1997 Plan will vary depending on the specific terms of such Award, including, whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, the participant's holding period and tax basis for the Award or underlying Common Stock.

     Tax Consequences to the Company. The grant of an Award under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants with respect to the exercise of a nonstatutory option or Restricted Stock Award under the 1997 Plan who are employees or otherwise subject to withholding.

     Board Recommendation

     THE BOARD OF DIRECTORS BELIEVES THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Arthur Andersen LLP as the Company's independent accountants for the current year. Arthur Andersen LLP has served as the Company's independent accountants since January 1, 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     On January 26, 1996, the Company, upon the recommendation of its Audit Committee and the approval of its Board of Directors, determined that it would dismiss Coopers & Lybrand L.L.P. as its principal accountant and retain Arthur Andersen LLP as its principal accountant, effective upon completion of the audit by Coopers & Lybrand L.L.P. of the Company's financial statements for the fiscal year ended December 31, 1995 (the "1995 Audit"). The determination to dismiss Coopers & Lybrand L.L.P. was made because Coopers & Lybrand L.L.P. agreed to serve as independent accountants for PerSeptive BioSystems, Inc., a competitor of the Company.

     The Company had no disagreement with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audits of the Company's financial statements for the fiscal years ended December 31, 1995 and December 31, 1994. Coopers & Lybrand L.L.P.'s reports on the Company's financial statements for the fiscal years ended December 31, 1995 and December 31, 1994 did not contain any adverse opinion or a disclaimer of an opinion nor were they qualified as to uncertainty, audit scope, or accounting principles.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Marlborough, Massachusetts not later than December 12, 1997 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          ROBERT F. SCUMACI, Secretary

April 11, 1997

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

[CAPTION]
                Appendix A -- 1997 Employee Stock Purchase Plan

                                  BIOSEPRA INC.

                        1997 EMPLOYEE STOCK PURCHASE PLAN


     The purpose of this Plan is to provide eligible employees of BioSepra Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"). Fifty Thousand (50,000) shares of Common Stock in the aggregate have been approved for this purpose.

     1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2. ELIGIBILITY. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each June 1 and

December 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. Offerings under this Plan shall be as follows:

          June 1, 1996 to November 30, 1996
          December 1, 1996 to May 31, 1997
          June 1, 1997 to November 30, 1997
          December 1, 1997 to May 31, 1998.

     4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 30 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement.

     5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     6. DEDUCTION CHANGES. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to
Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7. INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

     8. WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

     9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 6% of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

     The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

     10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

     11. RIGHTS ON RETIREMENT DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13. RIGHTS NOT TRANSFERABLE. Except as the Board of Directors may otherwise determine or provide, rights under this Plan shall not be sold, assigned, transferred, pledged or otherwise encumbered by an employee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

     15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

     18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

     19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

     20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

     The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

     21. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     22. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     23. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect upon the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, subject to approval by the shareholders of the Company as required by Rule 16b-3 under the Exchange Act or by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                           Adopted by the Board of Directors on
                                           March 28, 1997


                                           To be submitted for Approval by the
                                           Stockholders on May 14, 1997

                    Appendix B -- 1997 Stock Incentive Plan

*
                                  BIOSEPRA INC.

                            1997 STOCK INCENTIVE PLAN
                            -------------------------


1.   Purpose
     -------

     The purpose of this 1997 Stock Incentive Plan (the "Plan") of BioSepra Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of BioSepra Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.   Eligibility
     -----------

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.   Administration, Delegation
     --------------------------

     (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). During such periods when the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of
Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   Stock Available for Awards
     --------------------------

     (a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 600,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum aggregate number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 300,000 during the term of the Plan. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.   Stock Options
     -------------

     (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No Option will be granted for a term in excess of 10 years.

     (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

         (1) in cash or by check, payable to the order of the Company;

         (2) except as the Board may otherwise provide in an Option Agreement,
(i) by delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price or
(ii) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery.

         (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) by payment of such other lawful consideration as the Board may determine; or

         (4) any combination of the above permitted forms of payment.

6.   Restricted Stock
     ----------------

     (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

     (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   Other Stock-Based Awards
     ------------------------

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   General Provisions Applicable to Awards
     ---------------------------------------

     (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Acquisition Events
         ------------------

         (1) CONSEQUENCES OF ACQUISITION EVENTS. Subject to Section 8(e)(2) below, upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

     An "Acquisition Event" shall be deemed to have occurred only if any of the following events occur: (a) the stockholders of the Company approve a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, Sepracor Inc. (or its successor), any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company; or (e) individuals who, on the date on which the Plan was adopted by the Board of Directors, constituted the Board of Directors of the Company, together with any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date on which the Plan was adopted by the Board of Directors or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

          (2) ACCELERATION UPON AN ACQUISITION EVENT. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company, upon the occurrence of an Acquisition Event or with repsect to Options or any other similar Awards only, upon the execution by the Company of any agreement with resepct to an Acquisition Event, (i) the Board shall provide a written notice to the Participants that are employees of the Company that all Options then outstanding shall become immediately exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (ii) all Restricted Stock Awards then outstanding and held by employees of the Company shall become immediately free of all restrictions; (iii) all other stock-based Awards that are held by employees of the Company shall become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

          (3) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.   Miscellaneous
     -------------

     (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

     (e) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

     (f) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.



                                                Adopted by the Board of
                                                Directors on March 28, 1997


                                                To be submitted for approval by
                                                the Stockholders on May 14, 1997

                            Appendix C -- Proxy Card

--------------------------------------------------------------------------------

                                BIOSEPRA INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

                ANNUAL MEETING OF STOCKHOLDERS - MAY 14, 1997

        Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Jean-Marie Vogel, Timothy J. Barberich and Mark G. Borden, or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 1997 Annual Meeting of Stockholders of BioSepra Inc., and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1,2,3 AND 4.

        A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2,3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


                                                                                                               FOR  AGAINST  ABSTAIN
                    FOR all nominees            WITHHOLD           2) Approval of the Company's 1997 Employee  [ ]    [ ]      [ ]
                    listed at right           AUTHORITY to            Stock Purchase Plan.
                   (except as marked     vote for all nominees
                    to the contrary)        listed at right        3) Approval of the Company's 1997 Stock
1) Election of                                                        Incentive Plan.                          [ ]    [ ]      [ ]
   Directors              [ ]                    [ ]
                                                                   4) To transact such other business as may   [ ]    [ ]      [ ]
                                                                      properly come before the meeting or any
                           Nominees: Jean-Marie Vogel                 adjournment thereof.
INSTRUCTIONS: To withhold            Timothy J. Barberich
authority to vote for individual     William M. Cousins, Jr.       PLEASE READ THE REVERSE SIDE OF THIS CARD.
nominee(s) mark the "FOR" box        Alexander M. Klibanov, Ph.D.
and strike a line through each       Paul A. Looney                HAS YOUR ADDRESS CHANGED?            DO YOU HAVE ANY COMMENTS?
such nominee(s) name in the list     Riccardo Pugliucci
at the right. Your shares will be    William E. Rich, Ph.D.        -------------------------            -------------------------
voted for the remaining nominee(s)   David P. Southwell
                                                                   -------------------------            -------------------------

                                                                   -------------------------            -------------------------
                                                                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                   PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature                                      Date:              Signature                                       Date:
         ---------------------------------          -----------            -----------------------------------         ----------

NOTE: Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.
